Exhibit 99.1

Dorian LPG Ltd. Announces VLGC Newbuilding Contract, Forward Chartering Estimates and Memorandums of Agreement to Sell Three VLGCs

STAMFORD, Conn., June 23, 2026 – Dorian LPG Ltd. (NYSE: LPG) (“Dorian”), a leading owner and operator of modern very large gas carriers (“VLGCs”), today announced that it entered into an agreement with HD Hyundai to build one 90,000 cbm VLGC for delivery in July 2029 for a price of approximately $115 million. Dorian also has signed memorandums of agreement to sell the 2014-built Corsair and two 2015-built VLGCs for aggregate proceeds of approximately $256 million. Dorian expects to deliver each of the vessels to their purchasers by the fourth calendar quarter of 2026. There is no guarantee that these transactions will be completed by the fourth calendar quarter of 2026 or at all.

Dorian also reports the following estimates for its fleet for the quarter ending June 30, 2026, based on the close of business today and estimates that it has fixed 99% of its calendar days at a rate in excess of $68,000 per day.  For the month ending July 31, 2026, the Company estimates that it has fixed 34% of its calendar days at a rate in excess of $100,000 per day.

Dorian’s new building will be a dual-fuel Panamax VLGC, allowing the vessel to pass through the less congested “old” Panama Canal locks. Additionally, she is being built with a shaft generator. The integration of a shaft generator allows the vessel to harness mechanical energy from the main propulsion system, optimizing operational power efficiency and reducing the vessel’s overall emissions.

John C. Hadjipateras, Chairman, President, and CEO said, “We are confident in the growth prospects of the LPG transportation market and believe that our disciplined fleet renewal and expansion strategy, commitment to our people, focus on innovation and efficiency, along with a solid balance sheet will enable us to deliver long-term value for our shareholders.”

Dorian undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and the Company’s actual results could differ materially from those anticipated in these forward-looking statements.

About Dorian LPG Ltd.

Dorian LPG is a leading owner and operator of modern VLGCs that transport liquefied petroleum gas globally. Dorian LPG's fleet of twenty-seven modern VLGCs currently includes six dual-fuel ECO VLGCs, nineteen ECO VLGCs, and two modern VLGCs. Its business is centered around safe, reliable, clean and trouble-free transportation for its customers. Dorian LPG has offices in Stamford, Connecticut, USA; Copenhagen, Denmark; and Athens, Greece. For more information visit www.dorianlpg.com.

Forward-Looking & Other Cautionary Statements

This press release contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "will," "should" and similar expressions are forward-looking statements.

These statements are not historical facts but instead represent only the Company's current expectations and observations regarding future results, many of which, by their nature, are inherently uncertain and outside of the Company's control. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ, possibly materially, from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. For more information about risks and uncertainties associated with Dorian LPG’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Dorian LPG’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. The Company does not assume any obligation to update the information contained in this press release.

Investor Contact Information

Ted Young

Chief Financial Officer

+1 (203) 674-9900

IR@dorianlpg.com

Source: Dorian LPG Ltd.